                                                                     EXHIBIT 3.3

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                           AMENDED AND RESTATED BYLAWS

                                       OF

                              ARRAY BIOPHARMA INC.





                                ----------------

                                    Adopted

                                     as of

                                December 1, 1999

                                ----------------




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


================================================================================

                               TABLE OF CONTENTS

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
Item                                                                       Page

1     Offices.................................................................1
   1.1   REGISTERED OFFICE....................................................1
   1.2   OTHER OFFICES........................................................1

2     Meetings of Stockholders................................................1
   2.1   PLACE OF MEETINGS....................................................1
   2.2   ANNUAL MEETINGS......................................................1
   2.3   SPECIAL MEETINGS.....................................................1
   2.4   NOTICE OF MEETINGS...................................................2
   2.5   WAIVERS OF NOTICE....................................................2
   2.6   BUSINESS AT SPECIAL MEETINGS.........................................2
   2.7   LIST OF STOCKHOLDERS.................................................2
   2.8   QUORUM AT MEETINGS...................................................3
   2.9   VOTING AND PROXIES...................................................3
   2.10     REQUIRED VOTE.....................................................3
   2.11     ACTION WITHOUT A MEETING..........................................4

3     Directors...............................................................4
   3.1   POWERS...............................................................4
   3.2   NUMBER AND ELECTION..................................................4
   3.3   NOMINATION OF DIRECTORS..............................................4
   3.4   VACANCIES............................................................5
   3.5   MEETINGS.............................................................5
      3.5.1    Regular Meetings...............................................5
      3.5.2    Special Meetings...............................................5
      3.5.3    Telephone Meetings.............................................5
      3.5.4    Action Without Meeting.........................................6
      3.5.5    Waiver of Notice of Meeting....................................6
   3.6   QUORUM AND VOTE AT MEETINGS..........................................6
   3.7   COMMITTEES OF DIRECTORS..............................................6
   3.8   COMPENSATION OF DIRECTORS............................................7
   3.9   CHAIRMAN OF THE BOARD................................................7
   3.10     REMOVAL AND RESIGNATION...........................................7

4     Officers................................................................8
   4.1   POSITIONS............................................................8
   4.2   CHIEF EXECUTIVE OFFICER..............................................8
   4.3   PRESIDENT............................................................8
   4.4   VICE PRESIDENT.......................................................9
   4.5   SECRETARY............................................................9
   4.6   TREASURER............................................................9
   4.7   CHIEF FINANCIAL OFFICER..............................................9
   4.8   CHIEF OPERATING OFFICER..............................................9
   4.9   CHIEF SCIENCE OFFICER................................................9
   4.10     TERM OF OFFICE...................................................10

   4.11     COMPENSATION.....................................................10

5     Capital Stock..........................................................10
   5.1   CERTIFICATES OF STOCK; UNCERTIFICATED SHARES........................10
   5.2   LOST CERTIFICATES...................................................10
   5.3   RECORD DATE.........................................................11
      5.3.1    Actions by Stockholders.......................................11
      5.3.2    Payments......................................................11
   5.4   STOCKHOLDERS OF RECORD..............................................12

6     Indemnification; Insurance.............................................12
   6.1   AUTHORIZATION OF INDEMNIFICATION....................................12
   6.2   RIGHT OF CLAIMANT TO BRING ACTION AGAINST THE CORPORATION...........13
   6.3   NON-EXCLUSIVITY.....................................................13
   6.4   SURVIVAL OF INDEMNIFICATION.........................................13
   6.5   INSURANCE...........................................................14

7     General Provisions.....................................................14
   7.1   INSPECTION OF BOOKS AND RECORDS.....................................14
   7.2   DIVIDENDS...........................................................14
   7.3   RESERVES............................................................14
   7.4   EXECUTION OF INSTRUMENTS............................................15
   7.5   FISCAL YEAR.........................................................15
   7.6   SEAL................................................................15
   7.7   VOTING OF SECURITIES BY THE CORPORATION.............................15

================================================================================

                           AMENDED AND RESTATED BYLAWS

                                       OF

                              ARRAY BIOPHARMA INC.

================================================================================

1        OFFICES

         1.1 REGISTERED OFFICE

                  The initial registered office of the Corporation shall be located at The Corporate Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, and the initial registered agent in charge thereof shall be The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors.

         1.2 OTHER OFFICES

                  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

2        MEETINGS OF STOCKHOLDERS

         2.1 PLACE OF MEETINGS

                  All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors or the Chief Executive Officer.

         2.2 ANNUAL MEETINGS

                  The Corporation shall hold annual meetings of stockholders on such date and at such time as shall be designated from time to time by the Board of Directors or the Chief Executive Officer, at which stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         2.3 SPECIAL MEETINGS

                  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or the Chief Executive

Officer. The Corporation shall also hold a special meeting of the stockholders in the event it receives one or more written demands for the meeting stating the purpose or purposes for which it is to be held, signed and dated by the holders of stock representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Special meetings shall be held at the principal office of the Corporation or at such other place as the Board of Directors or Chief Executive Officer may determine.

         2.4 NOTICE OF MEETINGS

                  Notice of any meeting of stockholders, stating the place, date and hour of the meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the "DELAWARE GENERAL CORPORATION LAW") or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 222 (or any successor section) of the Delaware General Corporation Law. If a meeting is adjourned to another time or place, notice need not be given of the new time or place if the new time or place is announced at the meeting at which the adjournment is taken. If after the adjournment a new record date is or must be fixed under Section 5.3 for the adjourned meeting, or if the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.5 WAIVERS OF NOTICE

                  Whenever the giving of any notice is required by statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

         2.6 BUSINESS AT SPECIAL MEETINGS

                  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws).

         2.7 LIST OF STOCKHOLDERS

                  After the record date for a meeting of stockholders has been fixed, at least ten days before such meeting, the officer who has charge of the stock ledger of the Corporation shall


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


make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held. Such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting.

         2.8 QUORUM AT MEETINGS

                  Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

         2.9 VOTING AND PROXIES

                  Unless otherwise provided in the Delaware General Corporation Law or in the Corporation's Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation's capital stock that has voting power and that is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

         2.10 REQUIRED VOTE

                  When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that



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



vote on that matter. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         2.11 ACTION WITHOUT A MEETING

                  Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting, without prior notice, and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within sixty days of the delivery of the earliest-dated consent. Written notice of the action taken shall be given in accordance with the Delaware General Corporation Law to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

3        DIRECTORS

         3.1 POWERS

                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law.

         3.2 NUMBER AND ELECTION

                  The number of directors shall be fixed from time to time by resolution of the Board of Directors or the stockholders.

         3.3 NOMINATION OF DIRECTORS

                  The Board of Directors shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any Corporation stockholder, provided such other nomination(s) are submitted in writing to the Secretary of the Corporation no later than 60 days prior to the meeting of stockholders at which such directors are to be elected,


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together with the identity of the nominator and the number of shares of the
Corporation's stock owned, directly or indirectly, by the nominator. The directors shall be elected at the annual meeting of the stockholders, except as provided in SECTION 3.4 hereof, and each director elected shall hold office until such director's successor is elected and qualified or until the director's earlier death, resignation, or removal. Directors need not be stockholders.

         3.4 VACANCIES

                  Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation, or removal. In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director's successor is elected and qualified, or until the director's earlier death, resignation, or removal.

         3.5 MEETINGS

               3.5.1 REGULAR MEETINGS

                  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

               3.5.2 SPECIAL MEETINGS

                  Special meetings of the Board may be called by the Chief Executive Officer on one day's notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram, or facsimile transmission, and on five days' notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

               3.5.3 TELEPHONE MEETINGS

                  Upon the approval of the majority of the Board of Directors, members of the Board of Directors may be authorized to participate in a meeting of the board by any communication designated by the Board of Directors by means of which all participating



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


directors can simultaneously hear each other during the meeting. A director participating in a meeting by such approved means is deemed to be present in person at the meeting.

               3.5.4 ACTION WITHOUT MEETING

                  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.

               3.5.5 WAIVER OF NOTICE OF MEETING

                  A director may waive any notice required by statute, the Certificate of Incorporation, or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         3.6 QUORUM AND VOTE AT MEETINGS

                  At all meetings of the board, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to SECTION 3.2 of these Bylaws. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.

         3.7 COMMITTEES OF DIRECTORS

                  The Board of Directors shall initially designate three committees: an Executive Committee, an Audit Committee, and a Compensation Committee. Three directors nominated by the Board will sit on each such committee; provided, however, that the Board will appoint, or shall cause the chief executive officer of the Corporation to be appointed to the Executive Committee. An affirmative vote by two of the three directors on one of such committees shall be the action of such committee.

                  The Board of Directors may also designate one or more additional committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the


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resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending, or repealing any bylaw of the Corporation; and unless the resolution designating the committee, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the Board resolution appointing the Committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members.

         3.8 COMPENSATION OF DIRECTORS

                  The Board of Directors or a committee of the Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         3.9 CHAIRMAN OF THE BOARD

                  The Chairman of the Board, who shall be elected from among the directors, shall preside at all meetings of the stockholders and directors of the corporation and shall have and may exercise all such powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

         3.10 REMOVAL AND RESIGNATION

                  Any director may resign at any time by giving written notice of resignation to the Chief Executive Officer (or to the President, if such director also serves as the Chief Executive Officer) or by giving oral notice of resignation to the Board of Directors. Such resignation shall be effective upon the earlier to occur of (1) receipt by the Chief Executive Officer (or the President, as applicable) of written notice of resignation, or (2) acceptance of oral notice of resignation by a majority of the Board of Directors. Directors may be removed in the manner prescribed by law.


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



4        OFFICERS

         4.1 POSITIONS

                  The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and a Chief Financial Officer, and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including but not limited to one or more Vice Presidents, a Chief Operating Officer and a Chief Science Officer. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person, except that in no event shall the Chief Executive Officer and the Secretary be the same person. As set forth below, each of the Chief Executive Officer, and/or the President may execute bonds, mortgages, and other contracts under the seal of the Corporation, if required, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. If and at all times during which the Corporation does not have an officer with the title of "Chief Executive Officer," all references in these bylaws to the "Chief Executive Officer" of the Corporation (other than those in Section 4.2) shall be deemed to refer to the officer or officers whose duties most correspond to the duties described in Section 4.2. If and all times during which the Corporation does not have an officer with the title of "Secretary," all references in these bylaws to the "Secretary" of the corporation (other than those in Section 4.4) shall be deemed to refer to the officer or officers appointed by the board of directors to be responsible for the duties specified in Section 4.4.

         4.2 CHIEF EXECUTIVE OFFICER

                  The Chief Executive Officer shall have full responsibility and authority for management of the operations of the Corporation (subject to the authority of the Board of Directors), shall (when present) and in the absence of a Chairman of the Board, preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect. The Chief Executive Officer may execute bonds, mortgages, and other contracts, under the seal of the Corporation, if required, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         4.3 PRESIDENT

                  The President shall assist the Chief Executive Officer and shall perform such duties as may be assigned to him by the Chief Executive Officer or by the Board of Directors. If there is no Chief Executive Officer, the President shall perform all duties of the Chief Executive Officer set forth in Section 4.2.


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


         4.4 VICE PRESIDENT

                  In the absence of the Chief Executive Officer or President or in the event of the Chief Executive Officer or President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President (or Chief Executive Officer, as applicable), and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President (or Chief Executive Officer, as applicable).

         4.5 SECRETARY

                  The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.

         4.6 TREASURER

                  The Treasurer shall assist the Chief Financial Officer and shall perform such duties as may be assigned to him by the Chief Financial Officer, the Chief Executive Officer or by the Board of Directors. If there is no Chief Financial Officer, the Treasurer shall perform all duties of the Chief Financial Officer set forth in Section 4.7.

         4.7 CHIEF FINANCIAL OFFICER

                  The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Chief Financial Officer shall render to the Chief Executive Officer and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

         4.8 CHIEF OPERATING OFFICER

                  The Chief Operating Officer, if any, shall assist the Chief Executive Officer in the operations of the Corporation and shall perform such duties as may be assigned to him by the Chief Executive Officer or by the Board of Directors.

         4.9 CHIEF SCIENCE OFFICER

                  The Chief Science Officer, if any, shall be the principal science officer of the Corporation, shall assist the Chief Executive Officer in all science-related aspects of the

Corporation and shall perform such duties as may be assigned to him by the Chief Executive Officer or by the Board of Directors.

         4.10 TERM OF OFFICE

                  The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

         4.11 COMPENSATION

                  The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

5        CAPITAL STOCK

         5.1 CERTIFICATES OF STOCK; UNCERTIFICATED SHARES

                  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the either the Chief Executive Officer, Vice President or Chief Financial Officer, and the Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

         5.2 LOST CERTIFICATES

                  The Board of Directors, Chief Executive Officer or Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen, or destroyed. When authorizing such issuance of a new certificate, the board or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the



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board or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the board or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen, or destroyed or on account of the issuance of such new certificate or uncertificated shares.

         5.3 RECORD DATE

               5.3.1 ACTIONS BY STOCKHOLDERS

                  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

                  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

               5.3.2 PAYMENTS

                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is


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fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         5.4 STOCKHOLDERS OF RECORD

                  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

6        INDEMNIFICATION; INSURANCE

         6.1 AUTHORIZATION OF INDEMNIFICATION

                  Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general), or agent of another corporation or of a partnership, joint venture, limited liability company, trust, or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities, and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to SECTION 6.2 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this SECTION 6 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment



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



of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this SECTION 6.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         6.2 RIGHT OF CLAIMANT TO BRING ACTION AGAINST THE CORPORATION

                  If a claim under SECTION 6.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under SECTION 6.1, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Delaware General Corporation Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

         6.3 NON-EXCLUSIVITY

                  The rights to indemnification and advance payment of expenses provided by SECTION 6 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         6.4 SURVIVAL OF INDEMNIFICATION

                  The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, SECTION 6.1 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner, or


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


agent and shall inure to the benefit of the personal representatives, heirs, executors, and administrators of such person.

         6.5 INSURANCE

                  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general), or agent of another corporation or of a partnership, joint venture, limited liability company, trust, or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

7        GENERAL PROVISIONS

         7.1 INSPECTION OF BOOKS AND RECORDS

                  Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

         7.2 DIVIDENDS

                  The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware.

         7.3 RESERVES

                  The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.


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


         7.4 EXECUTION OF INSTRUMENTS

                  All checks, drafts, or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         7.5 FISCAL YEAR

                  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         7.6 SEAL

                  The corporate seal, if any, shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

         7.7 VOTING OF SECURITIES BY THE CORPORATION

                  Unless otherwise provided by resolution of the Board of Directors, on behalf of the Corporation, the Chief Executive Officer or Chief Financial Officer shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him or her, or shall execute on behalf of the Corporation written instruments appointing a proxy or proxies to represent the Corporation at, all meetings of the stockholders or members of any other corporation or entity in which the Corporation holds an interest, and may, on behalf of the Corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings or otherwise, the Chief Executive Officer or Chief Financial Officer, in person or by substitute or by proxy, may vote and execute written consents and other instruments with respect to such interest and may exercise any and all rights and powers incident to the ownership of such interest, subject, however, to the instructions, if any, of the Board of Directors.


                                    * * * * *

                            [Signature page follows]










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                                    SIGNATURE


         The foregoing Amended and Restated Bylaws of Array BioPharma Inc. were adopted by the Board of Directors on this 1st day of December, 1999.



                                                   /s/ MICHAEL CARRUTHERS
                                                   -----------------------------
                                                   MICHAEL CARRUTHERS
                                                   Secretary





















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